UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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                             Longview Fibre Company
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


The following press release was issued by Longview Fibre Company on June 7, 2006:


FOR IMMEDIATE RELEASE


                LONGVIEW FIBRE BOARD OF DIRECTORS ELECTS TO CALL
                        SPECIAL MEETING OF SHAREHOLDERS

      Board Sets September 12, 2006 Meeting Date to Eliminate Uncertainty of Timing Resulting from Opposition Solicitation

LONGVIEW, Wash., June 7, 2006 - Longview Fibre Company (NYSE: LFB) today announced that its Board of Directors has elected to hold a special meeting of shareholders on September 12, 2006. The purpose of the special meeting is to consider and vote on the advisory, non-binding proposals advanced by Obsidian Finance Group, LLC and The Campbell Group, LLC in the solicitation statement recently mailed to the company's shareholders.

"As we stated in our June 5 letter to shareholders, we are not opposing the holding of a special meeting at which shareholders can consider and vote upon Obsidian's and Campbell's proposals," said Richard H. Wollenberg, Longview Fibre's President, Chief Executive Officer and Chairman of the Board. "It has been more than six weeks since Obsidian and Campbell first stated they would seek to hold a special meeting, and they are just now commencing their solicitation for that purpose. In order to eliminate the uncertainty as to timing resulting from their delays, our Board decided to take the initiative and schedule the special meeting to be held on September 12."

Mr. Wollenberg continued, "We believe Obsidian and Campbell are fundamentally undervaluing Longview Fibre and its high quality timber assets, and we plan to vigorously oppose their self-interested proposals. We look forward to the opportunity to meet with shareholders in advance of the special meeting and discuss in more detail the progress we are making in executing our operating plan."

Certain Information Regarding Participants

Longview Fibre Company's directors and certain of its executive officers, as well as Longview Fibre Company, may be deemed to be participants in any solicitation of Longview Fibre Company's shareholders in opposition to any solicitation conducted by Obsidian Finance Group, LLC and/or The Campbell Group, LLC or any of their affiliates for proxies to vote at the special meeting of Longview Fibre Company shareholders. Shareholders may obtain information regarding the names, affiliations and interests of such individuals in Longview Fibre Company's proxy statement for the company's 2006 annual meeting of shareholders, filed with the SEC on February 27, 2006 on Schedule 14A. A copy of that proxy statement may be obtained free of charge on the Securities and Exchange Commission's Web site at http://www.sec.gov, through the link to Longview Fibre Company's SEC filings on the company's Web site at http://www.longviewfibre.com or by directing a request to L.J. McLaughlin, 300 Fibre Way, Longview, Washington 98632, (360) 425-1550.

Important Information

In connection with the special meeting of Longview Fibre Company shareholders, Longview Fibre Company expects to file a proxy statement and/or other soliciting materials and other relevant documents with the SEC. Shareholders should read any such proxy statement, other soliciting materials or other relevant documents when and if they become available, because they will contain important information. Shareholders may obtain copies of such documents (when and if they become available) free of charge on the SEC's Web site at http://www.sec.gov, through the link to Longview Fibre Company's SEC filings on the company's Web site at http://www.longviewfibre.com or by directing a request to L.J. McLaughlin, 300 Fibre Way, Longview, Washington 98632, (360) 425- 1550.

About Longview Fibre Company

Longview Fibre Company is a diversified timberlands owner and manager, and a specialty paper and container manufacturer. Using sustainable forestry methods, the company manages approximately 587,000 acres of softwood timberlands predominantly located in western Washington and Oregon, primarily for the sale of logs to the U.S. and Japanese markets. Longview Fibre's manufacturing facilities include a pulp-paper mill at Longview, Washington; a network of converting plants; and a sawmill in central Washington. The company's products include: logs; corrugated and solid-fiber containers; commodity and specialty kraft paper; paperboard; and dimension and specialty lumber. Longview Fibre press releases, SEC filings and Annual Reports are available at no charge through the company's Web site at www.longviewfibre.com.

Forward-Looking Statements

Except for historical information, the statements made in this press release are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. The company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Forward-looking statements in some cases can be identified by the use of words such as "may," "will," "should," "potential," "intend," "expect," "seek," "anticipate," "estimate," "believe," "could," "would," "project," "predict," "continue," "plan," "believe," "propose" or other similar words or expressions. The forward-looking statements in this press release include statements concerning implementation of the company's operating plan. Forward-looking statements are based on the company's estimates and projections on the date they are made, and are subject to a variety of risks and uncertainties. Factors which could have a material adverse effect on the company's operations and future prospects or which could cause events, circumstances or actual results to differ materially from the forward-looking statements include, but are not limited to: the company's ability to achieve its strategies and the results of these strategies; actual log harvest levels and customer and product focus; the company's dependence on timber resources; changes or growth in the general domestic and foreign economy, the forest products industry or the specific markets into which the company sells products; the company's ability to achieve anticipated improvements in operating results and earnings and expected cost reductions; risks and costs associated with the restructuring of the company's manufacturing operations, including the potential divestiture of its sawmill and select converting plants; the company's ability to realize anticipated benefits from the sale of higher and better use lands; the company's having sufficient resources to fund operations and meet debt payment obligations and capital expenditure requirements; the company's working capital needs, including inventory levels and raw material requirements; unanticipated changes in pricing and market conditions for its products, energy and certain raw materials, including changes in log, paper, paperboard and converted products pricing and demand; the company's ability to achieve anticipated reductions in the amount of natural gas purchased from third parties; the company's ability to improve reliability and uptime of equipment, creating a more steady operation and better management of raw material purchases; the company's ability to achieve anticipated savings and improvements from various business improvement projects and programs within the expected time frames or at all; unexpected capital expenditures and the timing of completion and results of capital expenditure projects; the company's ability to reduce debt and prioritize the use of excess cash to reduce debt; expected sales of power; possible effects of changes in currency exchange rates between the U.S. dollar and currencies of important export markets (particularly Japan); cost of compliance with environmental regulations and effects of environmental contingencies, litigation and regulations on the company's financial condition and results of operations and its competitive position; developments in the world, national, or regional economy or involving the company's customers or competitors affecting supply of or demand for its products, energy or raw materials, including the level of interest rates and new housing starts; implementation or revision of government policies affecting the environment, import and export control and taxes; changes in harvest conditions or regulations affecting the company's timber operations; adverse weather conditions; availability of excess cash to pay dividends and existence of contractual limitations on the company's ability to pay dividends; the need to obtain board approval of dividends and other distributions to the company's shareholders, which approval could be granted or withheld based on, among other things, the company's results of operations, cash flow and prospects at the time; unforeseen maintenance on capital assets; unforeseen developments in the company's business; any additional material weaknesses in the company's internal control over financial reporting that may arise or be identified; the company's ability to remediate material weaknesses in its internal control over financial reporting; adverse changes in the capital markets or interest rates affecting the cost or availability of financing; disasters and other unforeseen events; potential changes in tax laws affecting REITs that could reduce the tax benefits associated with being a REIT; the occurrence of events that require a change in the timing of the company's REIT election; the company's actual pre-REIT earnings and profits could vary from estimates, resulting in a lower or higher shareholder distribution; the company's ability to satisfy complex technical rules in order to qualify for or maintain REIT status and to operate effectively within the limitations imposed by those rules; and the sensitivity of the company's stock price to the level of dividends on its common stock.

Readers are cautioned not to place undue reliance on any of the forward-looking statements in this press release, which reflect the views of company management as of the date hereof. The company cannot guarantee future results, levels of activity, performance or achievements. The company does not undertake any obligation to update any of the forward-looking statements contained in this press release. For additional information about factors that could impact future results, see the risk factors in the company's most recent annual report on Form 10-K on file with the SEC.

Contacts
L. J. McLaughlin
Senior Vice President-Finance
Phone: (360) 425-1550

Joele Frank / Eric Brielmann
Joele Frank, Wilkinson Brimmer Katcher
Phone: (212) 355-4449
Email: ebrielmann@joelefrank.com


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